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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 25, 1998



                             ANKER COAL GROUP, INC.
             (Exact Name Of Registrant As Specified in Its Charter)




             Delaware                      333-39643             52-1990183
(State or other jurisdiction of         (Commission File      (I.R.S. Employer
 incorporation or organization)             Number)          Identification No.)

             2708 Cranberry Square                                   26505
           Morgantown, West Virginia                               (Zip Code)
    (Address Of Principal Executive Offices)


       Registrant's telephone number, including area code: (304) 594-1616
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                             ANKER COAL GROUP, INC.
                                    FORM 8-K



                                TABLE OF CONTENTS


ITEM 5.  OTHER EVENTS. . . . . . . . . . . . . . . . . . . .. . . . . . .     1


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS. . . . . . . . . . . . . . . .     1


SIGNATURE PAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2


EXHIBIT INDEX. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3

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ITEM 5.  OTHER EVENTS

MATTERS RELATING TO MR. FALTIS' ESTATE

            On August 12, 1996, Anker Coal Group, Inc. (the "Company"), John J. Faltis (former President and Chief Executive Officer of the Company, "Faltis"), JJF Group Limited Liability Company, a West Virginia limited liability company formerly controlled by Faltis and is now controlled by his estate ("JJF Group"), First Reserve Corporation ("First Reserve"), P. Bruce Sparks (current President and Chief Executive Officer of the Company), PPK Group Limited Liability Company, Anker Holding B.V. and others entered into a Stockholders' Agreement (the "Stockholders' Agreement"). The Stockholders' Agreement provides, among other things, that the Company would purchase, own and maintain a keyman life insurance policy on the life of Faltis in the amount of $15 million (the "Key Man Policy").

            On October 12, 1997, Faltis and his wife Kathleen Faltis were tragically killed in a helicopter accident in West Virginia. At the time of Faltis' death, the Key Man Policy was owned by the Company. Subsequently, the Company received the proceeds payable under the Key Man Policy.

            In lieu of certain provisions in the Stockholders' Agreement regarding the purchase and sale of the Company's common stock owned by JJF Group upon the death of Faltis, the Company and JJF Group entered into a Put Agreement dated as of August 25, 1998 (the "Put Agreement") pursuant to which the Company granted to JJF Group the right to require the Company to purchase such common stock in accordance with the following schedule:



                                    MAXIMUM NUMBER OF
                                  SHARES SUBJECT TO PUT         PER SHARE
     PUT OPTION DATE                   OPTION NOTICE         PUT OPTION PRICE        TOTAL PURCHASE PRICE
     ---------------              ---------------------      ----------------        --------------------
September 15, 1998                         1,013                $4,935.83               $ 4,999,995.79
August 1, 1999                               305                 4,935.83                 1,505,428.15
August 1, 2000                               325                 4,935.83                 1,604,144.75
August 1, 2001                             1,396                 4,935.83                 6,890,418.68
                                           -----                 --------                 ------------

                TOTALS                     3,039                $4,935.83               $14,999,987.37




            Under the Put Agreement, if JJF Group fails or elects not to put any of its common stock to the Company on or before the applicable date, JJF Group shall not have the right to put those shares to the Company after that date. The Put Agreement also requires the Company to pay interest on the outstanding balance of the total purchase price at the "blended annual rate" established by the Internal Revenue Service under Revenue Ruling 86-17. The interest rate will be adjusted on July 25 of each year during the term of the Put Agreement based on the blended annual rate in effect as of that time. For the first year of the Put Agreement, the rate is 5.63%.


Item 7.  Financial Statements and Exhibits

(c)    Exhibits

         (10.15) Put Agreement dated as of August 25, 1998 between Anker Coal Group, Inc. and JJF Group Limited Liability Company.


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SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                      ANKER COAL GROUP, INC.



                                         /s/ Michael Matesic
                                      -------------------------------------
                                             Michael Matesic
                                      Treasurer and Chief Financial Officer




Date:  September 16, 1998


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                                  EXHIBIT INDEX




EXHIBIT
NUMBER                     DESCRIPTION OF EXHIBIT
-------                    ----------------------
(10.15) Put Agreement dated as of August 25, 1998 between Anker Coal Group, Inc. and JJF Group Limited Liability Company.


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